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                                                                   EXHIBIT 10.27


                       INCENTIVE SHARE PURCHASE AGREEMENT

         This Incentive Share Purchase Agreement (the "Agreement") is made and entered into as of September 25, 2000, by and between UTi Worldwide Inc., a British Virgin Islands company ("UTi"), and Alan C. Draper, an individual ("Purchaser").

                                    RECITALS

         Purchaser desires to purchase from UTi and UTi desires to sell to Purchaser unregistered ordinary shares of UTi (the "Purchased Securities") immediately after the closing of the completion of UTi's public offering and listing of ordinary shares on The Nasdaq National Stock Market.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

         1. Purchase and Sale of Securities.

            (a) Closing. Immediately after the closing of the completion of UTi's public offering and listing of ordinary shares on The Nasdaq National Stock Market, UTi will issue and sell to Purchaser and Purchaser will purchase and accept the Purchased Securities.

            (b) Securities and Purchase Price. The purchase price for the Purchased Securities shall be One Million Dollars ($1,000,000). The number of Purchased Securities to be purchased by Purchaser shall be determined by dividing $1,000,000 by the public offering price of UTi's ordinary shares. Any fractional interests will be rounded down to the nearest whole share.

            (c) Condition. UTi's obligation to issue and sell the Purchased Securities and Purchaser's obligation to purchase and accept the Purchased Securities is conditioned on the closing of UTi's public offering and listing of ordinary shares on The Nasdaq National Stock Market.

         2. Representations and Warranties of Purchaser. As an inducement to UTi to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser hereby represents and warrants to UTi and covenants and agrees, as of the date hereof and as of the Closing Date, as follows:

            (a) Purchaser is aware of UTi's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Purchased Securities. Purchaser is an officer and director of UTi;

            (b) Purchaser is capable of evaluating the merits and risks of his investment in UTi and, by reason of his management, business or financial experience, has the capacity to protect his own interests in connection with the transactions contemplated hereby;


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            (c) Purchaser is acquiring the Purchased Securities for investment purposes only, for his own account and not as a nominee or agent for any other person or entity, and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

            (d) Purchaser is an "accredited investor" as defined in the Securities Act and Purchaser is not a "U.S. person" as defined in Rule 902 of Regulation S of the Securities Act;

            (e) Purchaser acknowledges and agrees that the Purchased Securities have not been registered under the Securities Act and must be held indefinitely unless the Purchased Shares are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Purchased Securities will be imprinted with a legend which prohibits the transfer of the Purchased Securities unless they are registered or such registration is not required in the opinion of counsel for UTi;

            (f) Purchaser has been advised or is aware of and understands the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resales of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about UTi, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three-month period not exceeding specified limitations. Purchaser acknowledges and agrees that there are no assurances that these or any other conditions will be met; and

            (g) Purchaser is capable of bearing the economic risks of his investment in UTi.

         3. Amendment. This Agreement may be amended at any time by a written instrument executed by UTi and Purchaser.

         4. Binding Effect. This Agreement shall accrue to the benefit of and be binding upon all of the parties and their assigns and successors in interest.

         5. Governing Law. This Agreement and the rights of the parties hereunder shall be governed and interpreted in accordance with the laws of the State of California.

         6. Attorneys' Fees. In the event of any arbitration/litigation arising out of or related to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred in connection with such arbitration/litigation from the nonprevailing party.

         7. Counterparts. This Agreement may be executed in several counterparts and all such executed counterparts shall constitute one agreement, binding on all of the parties hereto. This Agreement may be executed by facsimile signature and any such signature shall have the same force and effect as a manual signature.

         8. Integration. This Agreement memorializes and constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior agreements with respect to such subject matter.


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         9. Further Assurances. Each of the parties hereto agrees on behalf of itself and its assigns or successors in interest that it will, without further consideration, execute, acknowledge and deliver such other documents and take such further action as reasonably may be necessary to carry out the purposes of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.


"PURCHASER"                                    "UTI"


         /s/ ALAN C. DRAPER                    UTi Worldwide Inc.
-------------------------------------          a British Virgin Islands company
             Alan C. Draper

                                               By: /s/ ROGER I. MACFARLANE
                                                   -----------------------------
                                                   Roger I. MacFarlane
                                                   Chief Executive Officer



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